UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2015.

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 2.02        Results of Operations and Financial Condition
On January 28, 2015, CTPartners Executive Search Inc. (the “Company”) announced a revision to its fourth quarter and full year 2014 preliminary earnings results previously announced on January 21, 2015. The revision is a result of a $1.7 million increase in the Company’s estimate of operating expenses for the fourth quarter primarily due to compensation expense associated with consultant performance bonuses. Estimated net revenue for the fourth quarter of 2014 remains at approximately $42 million and approximately $172 million for the full year.
For the fourth quarter, GAAP net loss attributable to the Company is now expected to be in the range of $1.3 million to $1.6 million, or $0.19 to $0.23 per share. Adjusted net loss for the fourth quarter of 2014 is expected to be in the range of $0.4 million to $0.6 million, or $0.07 to $0.09 per share.
For the full year 2014, GAAP net income is now expected to be in the range of $3.0 million to $3.3 million, or $0.38 to $0.43 per share. The Company expects adjusted net income, excluding after-tax non-operating items of $1.9 to $2.3 million, for the full year to be in the range of $5.2 million to $5.4 million, or $0.67 to $0.71 per share.
This unaudited preliminary financial information for the quarter and fiscal year ended December 31, 2014 is based upon our estimates and subject to completion of our financial closing procedures. Moreover, these data have been prepared solely on the basis of currently available information by, and are the responsibility of, management. This preliminary financial information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, completion of the audit of our financial statements and other developments that may arise between now and the time the audit of our financial statements is completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.
The information under this Item 2.02 is specifically incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-197876).
Item 9.01        Financial Statements and Exhibits
The information furnished pursuant to this Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
(d) Exhibits
99.1 News Release dated January 28, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CTPartners Executive Search Inc.
Date: January 29, 2015    By: /s/ William J. Keneally
William J. Keneally
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 28, 2015.